Exhibit 3

                           CURTISS-WRIGHT CORPORATION

                                  B Y - L A W S

                          AS AMENDED THROUGH APRIL 1999


                                   ARTICLE I.

                                    OFFICES.


         SECTION 1. Registered Office. The registered office of Curtiss-Wright Corporation (hereinafter called the Corporation) in the State of Delaware, shall be in the City of Wilmington, County of New Castle.


         SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.


                                   ARTICLE II.

                            MEETING OF STOCKHOLDERS.


         SECTION 1. Place of Meetings. All meetings of Stockholders for the election of directors or for any other purpose shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.


         SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other proper business as may come before the meeting shall be held on a date and at a time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. If the election of directors shall not be held on the date so designated for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

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         SECTION 3. Special Meetings.  A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of holders of a majority of the shares of the Corporation outstanding and entitled to vote.


         SECTION 4. Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than sixty days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address as it appears on the records of the Corporation, or by transmitting a notice thereof to him at such address by telegraph, cable, telex, facsimile transmitter or other similar means. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the place, date and hour of the meeting and in the case of special meetings, and annual meetings where business other than the election of directors may be transacted, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except as otherwise provided by statute; and if any stockholder shall in person or by attorney thereunto authorized, in writing or by telegraph, cable, telex, facsimile transmitter or other similar means, waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law. Notice of any meeting of stockholders as herein provided shall not be required to be given to any stockholder where the giving of such notice is prohibited or is rendered impossible by the laws of the United States of America.


         SECTION 5. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of stockholders, complete lists of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder, the holders of each class of stock appearing separately, and indicating the number of shares held by each, certified by the Secretary or Transfer Agent. For said ten days such lists shall be open to the examination of any stockholder for any purpose germane to the meeting at the place where said meeting is to be held, or at a place permitted by the Delaware General Corporation Law, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such lists at any meeting, they shall be ineligible to any office at such meeting. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such lists, or the books of the Corporation or to vote in person or by proxy at such meeting.

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         SECTION 6. Quorum. At each meeting of the stockholders,  the holders of not less than a majority of the issued and outstanding stock of the Corporation present either in person or by proxy and entitled to vote at such meeting shall constitute a quorum except where otherwise provided by law or by the Certificate of Incorporation or these by-laws. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, or, in the absence of all the stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by the laws of the State of Delaware or by the Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, and if the holders of not less than a majority of the issued and outstanding stock of the Corporation entitled to vote at that time upon such other matter or matters shall be present either in person or by proxy at such meeting, a quorum for the consideration of such other matter or matters shall be present and the meeting may proceed forthwith and take action upon such other matter or matters.


         SECTION 7. Organization. The Chairman or, in his absence, the President, or, in the absence of both of them, any Vice President present, shall call meetings of the stockholders to order and shall act as Chairman thereof. In the absence of all of the foregoing officers, the holders of a majority in interest of the stock present in person or by proxy and entitled to vote may elect any stockholder of record present and entitled to vote to act as Chairman of the meeting until such time as any one of the foregoing officers shall arrive, whereupon he shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretary or Secretaries, the Chairman may appoint any person present to act as secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereon.


         SECTION 8. Business and Order of Business. At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, except as otherwise in these by-laws expressly provided. The order of business at all meetings of the stockholders shall be as determined by the Chairman.

         SECTION 9. Voting. Each stockholder of the Corporation shall, except as otherwise provided by statute or in these by-laws or in the Certificate of Incorporation of the Corporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 6 of Article VII of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding in a fiduciary capacity stock having voting rights shall be entitled to vote the shares so held, and persons whose stock having voting rights is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon. Any vote on stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except those specified in Sections 3 and 12 of Article III and Article XI of these by-laws, and except also in special cases where other provision is made by statute, and except as otherwise provided in the Certificate of Incorporation) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise provided by statute, the vote on any question need not be by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him.


         SECTION 10. Inspectors of Election. On each matter or election at each meeting of the stockholders where a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors of election who shall be appointed by the Chairman of such meeting. The inspectors of election need not be stockholders. No candidate for the office of director shall act as inspector at any election of directors. Inspectors shall count and ascertain the number of shares voted; and shall declare the result of the election or of the voting as the case may be; and shall make out a certificate accordingly, stating the number of shares issued and outstanding and entitled to vote at such election or on such matters and the number of shares voted and how voted. Inspectors shall be sworn to faithfully perform their duties and shall certify to the returns in writing. They shall hold office from the date of their appointment until their successors shall have been appointed and qualified.

         SECTION 11. Action by Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or of the Certificate of Incorporation or of these by-laws, the meeting, prior notice thereof, and vote of stockholders may be dispensed with, and the action taken without such meeting, notice and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such written notice shall be directed to the Secretary at the Corporation's principal place of business, shall be by hand or by certified or registered mail, return receipt requested, and shall set forth the corporate action proposed to be taken. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received by the Secretary, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to such corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth such action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. No consent to corporate action without a meeting of stockholders shall be effective prior to the record date determined as set forth herein. Prompt notice of the taking of any corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who have not consented to such action in writing.


                                   ARTICLE III

                               BOARD OF DIRECTORS.


         SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.


         SECTION 2. Number, Qualifications and Terms of Office. The number of directors may be fixed from time to time by the affirmative vote of a majority of the whole Board of Directors, but the number may be diminished to not less than three, by amendment of these by-laws. Directors need not be stockholders. The directors shall be elected annually and each director shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

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         SECTION 3. Election of Directors.  At each meeting of the  stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. In case of any increase in the number of directors, the additional directors may be elected by the directors then in office at any regular meeting or special meeting, or by the stockholders at the first annual meeting held after such increase or at a special meeting called for the purpose.


         SECTION 4. Quorum and Manner of Acting. Except as otherwise provided by statute or by these by-laws, one-third of the whole Board of Directors (but not less than two) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need be given only to those directors who were not present at any meeting at which the adjournment was taken, provided the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. The directors shall act only as a board and the individual directors shall have no power as such.


         SECTION 5. Place of Meeting, etc. The Board of Directors may hold its meetings, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.


         SECTION 6. First Meeting. After each annual election of directors and within a reasonable time thereafter, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such hours and place as shall be convenient. Notice of such meeting shall be given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.


         SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall from time to time by resolution determine or as shall be specified in the Notice of Meeting. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of the regular meetings need not be given.


         SECTION 8. Special Meetings: Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or by one of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, telex, facsimile transmitter or other similar means, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws or by statute expressly provided. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter or other similar means whether before or after such meeting be held or if he shall be present at the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

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         SECTION 9. Organization. At each meeting of the Board of Directors, the
Chairman or, in his absence, the President, or, in the absence of both of them, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as secretary of the meeting.


         SECTION 10. Order of Business.   At all meetings of the Board of
Directors business shall be transacted in the order determined by the Board of Directors.


         SECTION 11. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman, the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


         SECTION 12. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at a meeting of the stockholders and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting.


         SECTION 13.  Vacancies.

         13.1 Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any cause may be filled by the directors then in office or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose and at which a quorum is present, and each director so elected shall hold office until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case of a vacancy in the Board of Directors, the remaining Directors shall continue to act, but if at any time the number of directors in office shall be reduced to less than a majority of the number necessary to constitute a full Board of Directors, the remaining directors shall forthwith call a special meeting of the stockholders for the purpose of filling vacancies. In case all the directors shall die or resign or be removed or disqualified, any officer or any stockholder having voting power may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors for the unexpired term may be elected.

         13.2 A director who resigns, retires, or does not stand for reelection may, in the discretion of the Board of Directors, be elected a Director
Emeritus. A Director Emeritus shall receive reimbursement for reasonable expenses for attendance at meetings of the Board to which he is invited. Such attendance shall be in a consulting capacity and he shall not be entitled to vote or have any duties or powers of a Director of the Corporation.


         SECTION 14. Regular Stipulated Compensation and Fees. Each director shall be paid such regular stipulated compensation, if any, as shall be fixed by the Board of Directors and/or such fee, if any, for each meeting of the Board of Directors which he shall attend as shall be fixed by the Board of Directors and in addition such transportation and other expenses actually incurred by him in connection with services to the Corporation.

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         SECTION 15. Action by Consent.  Unless restricted by the Certificate of
Incorporation, any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or such Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such Committee, as the case may be.


         SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE IV.

                                   COMMITTEES.


         SECTION 1. Committees. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation, which, to the extent provided for in said resolution or resolutions or in these by-laws, shall have and may exercise such powers as shall be permitted by law to be, and shall be delegated to such Committee by the Board. The Committee or Committees appointed by the Board shall be subject to the supervision and direction of the Board of Directors.


         SECTION 2. Term of Office and Vacancies. Each member of a Committee shall continue in office until a director to succeed him shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a Committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.


         SECTION 3. Organization. Except as otherwise provided in these by-laws, the Chairman of each Committee shall be designated by the Board of Directors. The Chairman of each Committee may designate a secretary of each such Committee. In the absence from any meeting of any Committee of its Chairman or its secretary such Committee shall appoint a temporary Chairman or secretary, as the case may be, of the meeting unless otherwise provided in these by-laws. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

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         SECTION 4.  Resignations.  Any member of a Committee  may resign at any time by giving written notice to the Chairman, President or Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


         SECTION 5. Removal. Any member of a Committee may be removed with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors given at any regular meeting or at any special meeting called for the purpose.

         SECTION 6. Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as shall be fixed by a resolution adopted by the vote of a majority of all the members of such Committee. Special meetings of each Committee may be called by the Chairman of such Committee or by the Chairman, President or Secretary of the Corporation. Notice of each special meeting of the Committee shall be sent by mail to each member thereof, addressed to him at his residence or usual place of business, not later than the day before the day on which the meeting is to be held, or shall be sent to each such member by telegraph, cable, telex, facsimile transmitter or other similar means, or delivered to him personally or by telephone, not less than three (3) hours before the time set for the meeting. Every such notice shall state the time and place, but need not state the purposes, of the meeting. Notice of any such meeting need not be given to any member of a Committee, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter or other similar means, or if he shall attend such meeting in person, and any meeting of a Committee shall be a legal meeting without any notice thereof having been given if all of the members of the Committee shall be present thereat.


         SECTION 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors one less than a majority of a Committee, but not less than two, shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. If at any time it shall be determined that a quorum of a Committee for any regular or special meeting thereof cannot be had, any member or members thereof shall have the right to invite one or more members of the Board of Directors who are not members of such Committee to attend any such meeting and to be counted as a member thereof for the purpose of making a quorum. The members of each Committee shall act only as a Committee and the individual members shall have no power as such.


         SECTION 8.  [RESERVED]


         SECTION 9. Fees. Each member of a Committee shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of such Committee which he shall attend, and in addition such transportation and other expenses actually incurred by him in connection with his services as such member.

                                   ARTICLE V.

               OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES.


         SECTION 1. Officers. The elected officers of the Corporation shall be a Chairman and a President (each of whom shall be a director), a Chief Executive Officer, a Chief Operating Officer, such Executive Vice Presidents, such Senior Vice Presidents and other Vice Presidents as the Board may elect, a Controller, a Treasurer, and a Secretary. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may also appoint one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers and agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except that any person serving as Chairman or President shall not also serve as Secretary.


         SECTION 2. Term of Office: Vacancies. So far as practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and shall hold office until their respective successors are chosen and qualified or until their earlier resignations or removals. All other officers shall hold office during the pleasure of the Board. If any vacancy occurs in any office, the Board of Directors, or, in the case of an appointive office, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, may elect or appoint a successor to fill such vacancy for the remainder of the term.


         SECTION 3. Removal of Elected  Officers.   Any elected  officer may be
removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any meeting called for the purpose.


         SECTION 4. Chairman. The Chairman shall function under the general supervision of the Board of Directors and shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board. During any period in which there is a vacancy in the office of the President, the Chairman shall, pending action by the Board, perform the duties and exercise the powers of the President. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board of Directors and shall see to it that appropriate agendas are developed for such meetings.


         SECTION 5. President. The President shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board or the Chairman. At the request of the Chairman or in case of the Chairman's absence or inability to act, the President shall perform the duties of the Chairman and, when so acting, shall have the powers of, and shall be subject to the restrictions upon, the Chairman.

         SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be designated from time to time by a resolution adopted by the Board of Directors and shall be either the Chairman or the President. He shall have, subject to the direction and control of the Board, general and active supervision over the business and affairs of the Corporation and over its several officers. He shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board. He shall see that all orders of the Board shall be carried into effect. He may sign, execute and deliver all deeds, mortgages, contracts, stock certificates and other instruments in the name of the Corporation, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by a duly authorized Committee of the Board or by these By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may cause the seal of the Corporation to be affixed to any documents the execution of which on behalf of the Corporation shall have been duly authorized. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, to fix their compensation, subject to the provisions of these By-Laws, to remove or suspend any employee or agent under authority of an officer to him, to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to him, and to have all the duties and exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a Corporation, except as otherwise provided in these By-Laws.


         SECTION 7. Chief Operating Officer. A Chief Operating Officer may be designated from time to time by a resolution adopted by the Board of Directors, and shall be subject to the direction and control of the Board, and the Chief Executive Officer. He shall directly report to and assist the Chief Executive Officer in the general and active supervision over the business and affairs of the Corporation and over its several officers, and shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board, or the Chief Executive Officer.


         SECTION 8. Vice Presidents. Under the direction of the Chief Executive Officer or the Chief Operating Officer, the Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents of the Corporation shall perform all such duties and exercise all such powers as may be provided by these by-laws or as may from time to time be determined by the Board of Directors, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chief Executive Officer, or the Chief Operating Officer.


         SECTION 9. Controller. The Controller shall be the chief accounting officer of the Corporation and shall see that the accounts of the Corporation and its subsidiary corporations are maintained in accordance with generally accepted accounting principles; and all decisions affecting the accounts shall be subject to his approval or concurrence. He shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiary corporations and all other documents relating to such payments, shall receive and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiary corporations; shall have supervision of the books of account of the Corporation and its subsidiary corporations, their arrangement and classification; shall supervise the accounting practices of the Corporation and its subsidiary corporations and shall have charge of all matters relating to taxation.

         SECTION 10. Assistant Controllers. At the request of the Controller or in his absence or disability the Assistant Controller designated by him or (failing such request or designation) the Assistant Controller or other officer designated by the President shall perform all the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.


         SECTION 11. Treasurer. The Treasurer shall be the fiscal officer of the Corporation. He shall have the care and custody of all moneys, funds and securities of the Corporation, and shall cause the same to be deposited in such bank or banks or depositories as from time to time may be designated, pursuant to Section 4 and Section 5 of Article VI of these by-laws; shall advise upon all terms of credit granted by the Corporation and its subsidiary corporations, respectively; shall be responsible for the collection of their accounts, and shall cause to be recorded, daily, a statement of all receipts and disbursements of the Corporation and its subsidiary corporations, in order that proper entries may be made in the books of account; and shall have power to give proper receipts or discharges for all payments to the Corporation. He shall also have power to sign any or all certificates of stock of the Corporation.


         SECTION 12. Assistant Treasurers. At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him or (failing such request or designation) the Assistant Treasurer or other officer designated by the President shall perform all the duties of the Treasurer and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the Treasurer.


         SECTION 13. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall record all the proceedings of the meetings thereof in books to be kept for that purpose. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall be custodian of all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign any or all certificates of stock of the Corporation, and, in general, shall have all the duties and powers usually appertaining to the office of secretary of a corporation.


         SECTION 14. Assistant Secretaries. At the request of the Secretary or in his absence or disability the Assistant Secretary designated by him or (failing such request or designation) the Assistant Secretary or other officer designated by the President shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

         SECTION 15. Additional Duties and Powers. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these by-laws or as may from time to time be determined by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any competent superior officer.


         SECTION 16. Compensation. The compensation of all officers, except assistant officers, of the Corporation shall be fixed, from time to time by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose.


         SECTION 17. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                                   ARTICLE VI.

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.


         SECTION 1. Contracts, etc., How Executed. The Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such Committee or by these by-laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.


         SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose. When so authorized, the Chairman, President, Chief Executive Officer, Chief Operating Officer, or a Vice President or the Secretary or the Treasurer or the Assistant Treasurer of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose, or by any officer or officers authorized pursuant to Section 4 or Section 5 of this Article to designate depositaries or to open bank accounts.


         SECTION 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by such Committee, and for the purpose of such deposit, the President, the Chief Executive Officer, the Chief Operating Officer, or a Vice President, or the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.


         SECTION 5. General and Special Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or any officer or officers of the Corporation to whom such powers may be delegated by the Board of Directors, or by such Committee, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it, or they, may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it, or they, may deem expedient.


         SECTION 6. Proxies. Except as otherwise in these by-laws or in the Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chairman or President or Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

         SECTION 7. Independent Public Accountants. The stockholders of the Corporation shall, at each annual meeting, appoint independent public accountants for the purpose of auditing and certifying the annual financial statements of the Corporation for its current fiscal year as sent to stockholders or otherwise published by the Corporation. If the stockholders shall fail to appoint such independent public accountants or if the independent public accountants so appointed by the stockholders shall decline to act or resign, or for some other reason be unable to perform their duties, the Board of Directors shall appoint other independent public accountants to perform the duties herein provided.


                                  ARTICLE VII.

                           SHARES AND THEIR TRANSFER.


         SECTION 1. Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman, President, Chief Executive Officer, Chief Operating Officer or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature and the seal of the Corporation on such certificate may be a facsimile, engraved, stamped or printed. In any case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent or registrar at the date of its issue.


         SECTION 2. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares, properly endorsed, or upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.


         SECTION 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address as it appears on the records of the Corporation.

         SECTION 4. Lost, Stolen, Destroyed and Mutilated Certificates. To deal with the eventuality of lost, stolen, destroyed and mutilated certificates of stock the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may establish by appropriate resolutions such rules and regulations as they deem expedient concerning the issue to such holder uncertificated shares or, if requested by such holder, a new certificate or certificates of stock, including, without limiting the generality of the foregoing, such rules and regulations as they may deem expedient with respect to the proof of loss, theft or destruction and the surrender of mutilated certificates and the requirements as to the giving of a bond or bonds to indemnify the Corporation against any claim which may be made against it on account of the alleged loss, theft or destruction of any such certificate. The holder of any stock of the Corporation shall immediately notify the Corporation and/or the appropriate transfer agent of such stock of any loss, theft, destruction or mutilation of the certificate therefor.


         SECTION 5. Transfer Agent and Registrar: Regulations. The Corporation shall, if and whenever the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors or by such Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. A firm may act at the same time as both transfer agent and registrar of the Corporation. The Board of Directors or any such Committee may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of the capital stock of the Corporation.


         SECTION 6. Fixing Record Date. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may fix, in advance, a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversation or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversation or exchange of the capital stock, and in each such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date as aforesaid.

         SECTION 7. Examination of Books by Stockholders. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose or of the stockholders of the Corporation.


                                  ARTICLE VIII.

                            DIVIDENDS, SURPLUS, ETC.


         Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.


                                   ARTICLE IX.

                                      SEAL.

        The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word "1929, Delaware", and at the outer edge the name of the Corporation.


                                   ARTICLE X.

                                  FISCAL YEAR.


         The fiscal year of the Corporation shall begin on the first day of January in each year.

                                   ARTICLE XI.

                                   AMENDMENTS.


         All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law, may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting or by the Board of Directors at any regular or special meeting.